UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

TYCO ELECTRONICS LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2007, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of Tyco Electronics Ltd. (“Tyco Electronics”), issued an aggregate of $800,000,000 principal amount of its 6.000% Senior Notes due October 1, 2012 (the “2012 Notes”), an aggregate of $750,000,000 principal amount of its 6.550% Senior Notes due October 1, 2017 (the “2017 Notes”) and an aggregate of $500,000,000 principal amount of its 7.125% Senior Notes due October 1, 2037 (the “2037 Notes” and, together with the 2012 Notes and the 2017 Notes, the “Notes”), all of which are fully and unconditionally guaranteed as to payment by Tyco Electronics. TEGSA offered the Notes inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act. In addition, the initial purchasers, through their respective selling agents, sold the Notes outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The net proceeds from the sales of the Notes were $2,032,555,500 after deducting the initial purchasers’ discount but before other expenses and were used to repay a portion of TEGSA's borrowings under its unsecured bridge loan facility.

The Notes were issued pursuant to an indenture, dated September 25, 2007, among TEGSA, as issuer, Tyco Electronics, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), and a First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture (together, the “Supplemental Indentures”), each dated the same date. The trustee will receive customary fees in connection therewith.

In connection with the issuance of the Notes, TEGSA and Tyco Electronics entered into a registration rights agreement with the initial purchasers, dated September 25, 2007 (the “Registration Rights Agreement”), pursuant to which TEGSA and Tyco Electronics agreed, for the benefit of the holders of the Notes of each series, to file with the Securities and Exchange Commission an exchange offer registration statement within 210 days after the date of original issue of the Notes. TEGSA and Tyco Electronics also agreed to use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 300 days of the date of original issue of the Notes, and to use their commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 45 days after such registration statement has become effective. TEGSA and Tyco Electronics agreed to keep the exchange offer open for not less than 30 days. If TEGSA and Tyco Electronics fail to meet certain of their obligations under the Registration Rights Agreement, the interest rates of the Notes could be increased by up to 0.5%.

In the ordinary course of business, each of the initial purchasers and their respective affiliates have provided an extension of credit and certain of the initial purchasers have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to Tyco Electronics or its subsidiaries. These initial purchasers and their affiliates have received, and may in the future receive, customary fees and commissions for their services.

Additional information pertaining to the Notes is contained in Item 2.03 and is incorporated herein by reference.

ITEM 2.03                                       CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT

On September 25, 2007, TEGSA issued the Notes pursuant to the Indenture and the Supplemental Indentures. The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by Tyco Electronics. The Notes are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated indebtedness that TEGSA may incur.

TEGSA may redeem some or all of the Notes at its option at any time at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus accrued and unpaid interest. TEGSA may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

The interest rate payable on each series of the Notes will be subject to adjustments from time to time for certain downgrades (or subsequent upgrades) to the debt rating assigned to such series of Notes by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings Limited.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and Tyco Electronics’ ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If Tyco Electronics experiences a change of control and, as a result of that change of control, the Notes of a series are rated below investment grade by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Limited (or the equivalent under any successor rating categories of Standard and Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such notes, TEGSA will offer to repurchase all of the Notes of that series at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to each series of the Notes:

• default in the payment of any installment of interest upon any of such notes, and continuance of such default for a period of 30 days; or

• default in the payment of all or any part of the principal of or premium, if any, on any of such notes; or

• default in the performance, or breach, of any covenant or agreement of Tyco Electronics or TEGSA in respect of such notes and the guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the SEC or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

• the guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco Electronics or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or

• a court shall enter a decree or order for relief in respect of TEGSA or Tyco Electronics in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

• TEGSA or Tyco Electronics shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

• an event of default shall happen and be continuing with respect to TEGSA’s or Tyco Electronics’ indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or Tyco Electronics shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: September 28, 2007